Saga Communications, Inc. Reports 3rd Quarter 2012 Results

3rd Quarter Net Income Increase 17.2%

GROSSE POINTE FARMS, Mich., Nov. 6, 2012/PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported Net income for the quarter ended September 30, 2012 increased 17.2% to $4.3 million ($1.02 per fully diluted share compared to $0.87 per fully diluted share for the same period last year). Free cash flow increased 2.2% to $6.1 million. For the three month period net operating revenue increased 1.2% from the comparable period in 2011 to $32.4 million with operating income from continuing operations of $8.1 million compared to $7.1 million for the same period last year. For the same period, station operating expense decreased 2.4% to $22.4 million (station operating expense includes depreciation and amortization attributable to the stations).

For the nine month period free cash flow increased 8.7% to $16.8 million compared to $15.5 million for the same period in 2011. The Company's net operating revenue increased 1.8% to $94.7 million while station operating expense decreased 2.0% compared to the same period last year to $66.7 million (station operating expense includes depreciation and amortization attributable to the stations). Operating income from continuing operations increased 16.4% to $22.2 million compared to $19.1 million and net income for the period was $12.2 million ($2.86 per fully diluted share compared to $2.01 per fully diluted share for the same period last year).

Capital expenditures in the third quarter of 2012 were $1.4 million compared to $1.6 million for the same period last year. For the nine month period capital expenditures were $3.9 million compared to $4.1 million for the same period last year. The Company currently expects to spend approximately $5.0 - $5.5 million for capital expenditures during 2012.

Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data table.

Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 3rd Quarter 2012 conference call will be on Tuesday, November 6, 2012 at 2:00 p.m. EST. The dial-in number for all calls is (612) 288-0329. A transcript of the call will be posted to the Company's web site after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EST on November 6, 2012 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Nine Months Ended
September 30, 2012 and 2011
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating Results
Net operating revenue	$32,409	$32,027	$94,718	$93,039
Station operating expense	22,379	22,939	66,698	68,089
Corporate general and administrative	1,910	1,965	5,799	5,854
Operating income from continuing operations	8,120	7,123	22,221	19,096
Interest expense	381	646	1,367	2,837
Write-off debt issuance costs	-	-	-	1,326
Other (income) expense, net	145	27	135	(5)
Income from continuing operations before income tax	7,594	6,450	20,719	14,938
Income tax expense	3,227	2,473	8,450	5,930
Income from continuing operations, net of income taxes	4,367	3,977	12,269	9,008
Loss from discontinued operations, net of income taxes	(39)	(283)	(104)	(482)
Net income	$4,328	$3,694	$12,165	$8,526
Basic earnings (loss) per share:
From continuing operations	$1.03	$0.94	$2.89	$2.13
From discontinued operations	(0.01)	(0.07)	(0.02)	(0.12)
Earnings per share	$1.02	$0.87	$2.87	$2.01
Diluted earnings (loss) per share:
From continuing operations	$1.03	$0.94	$2.89	$2.12
From discontinued operations	(0.01)	(0.07)	(0.03)	(0.11)
Earnings per share	$1.02	$0.87	$2.86	$2.01
Weighted average common shares	4,246	4,242	4,243	4,238
Weighted average common and common
equivalent shares	4,252	4,246	4,250	4,242

Free Cash Flow
Net income	$4,328	$3,694	$12,165	$8,526
Plus: Depreciation and amortization:
Station	1,642	1,724	4,898	5,048
Corporate	57	60	170	173
Discontinued operations	-	102	194	291
Deferred tax provision	1,297	1,900	3,070	3,950
Non-cash compensation	25	75	107	311
Debt issuance cost write-off	-	-	-	1,326
Other (income) expense, net	145	27	135	-
Less: Capital expenditures	(1,402)	(1,618)	(3,904)	(4,140)
Free cash flow	$6,092	$5,964	$16,835	$15,485

Balance Sheet Data
Working capital			$25,802	$14,748
Net fixed assets			$59,398	$61,609
Net intangible assets and other assets			$98,691	$96,675
Total assets			$197,113	$192,190
Long-term debt (including current
portion of $0 and $4,000, respectively)			$58,828	$76,328
Stockholders' equity			$105,168	$88,798

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Nine Months Ended
September 30, 2012 and 2011
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2012:
Net operating revenue	$27,498	$4,911	$ -	$32,409
Station operating expense	19,365	3,014	-	22,379
Corporate G&A	-	-	1,910	1,910
Operating income (loss) from continuing operations	$8,133	$1,897	$(1,910)	$8,120
Depreciation and amortization	$1,301	$341	$57	$1,699

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2011:
Net operating revenue	$27,885	$4,142	$ -	$32,027
Station operating expense	20,029	2,910	-	22,939
Corporate G&A	-	-	1,965	1,965
Operating income (loss) from continuing operations	$7,856	$1,232	$(1,965)	$7,123
Depreciation and amortization	$1,385	$339	$60	$1,784

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2012:
Net operating revenue	$81,180	$13,538	$ -	$94,718
Station operating expense	57,641	9,057	-	66,698
Corporate G&A	-	-	5,799	5,799
Operating income (loss) from continuing operations	$23,539	$4,481	$(5,799)	$22,221
Depreciation and amortization	$3,872	$1,026	$170	$5,068

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2011:
Net operating revenue	$81,002	$12,037	$ -	$93,039
Station operating expense	59,311	8,778	-	68,089
Corporate G&A	-	-	5,854	5,854
Operating income (loss) from continuing operations	$21,691	$3,259	$(5,854)	$19,096
Depreciation and amortization	$4,072	$976	$173	$5,221

Saga Communications, Inc.
Selected Supplemental Financial Data
September 30, 2012
(amounts in 000's except ratios)
(Unaudited)

			Less:	Plus:	Trailing
		12 Mos Ended	9 Mos Ended	9 Mos Ended	12 Mos Ended
		December 31,	September 30,	September 30,	September 30,
		2011	2011	2012	2012
	Trailing 12 Month Consolidated Earnings Before Interest,
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$12,631	$8,526	$12,165	$16,270
	Exclusions:
	Loss on sale of assets	(643)	(109)	(132)	(666)
	Loss on write off of unamortized debt issuance costs	(1,326)	(1,326)	-	-
	Other	348	310	332	370
	Total exclusions	(1,621)	(1,125)	200	(296)

	Consolidated Adjusted Net Income (1)	14,252	9,651	11,965	16,566
Plus:	Interest expense	3,420	2,837	1,367	1,950
	Income tax expense	8,430	5,930	8,380	10,880
	Depreciation & amortization expense	7,486	5,512	5,262	7,236
	Amortization of television syndicated programming contracts	721	543	516	694
	Non-cash stock based compensation expense	383	311	107	179
	Less: Cash television programming payments	(715)	(536)	(529)	(708)
	Trailing twelve month consolidated EBITDA (1)	$33,977	$24,248	$27,068	$36,797

	Total long-term debt, including current maturities				$58,828
	Divided by trailing twelve month consolidated EBITDA (1)				36,797
	Leverage ratio				1.6

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, +1-313-886-7070